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                                                                    EXHIBIT 3.14
                         MODERN WINDOW ACQUISITION CORP.

                                     BY-LAWS

                               ARTICLE I. Offices.

         1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle and the Agent in charge thereof shall be The Corporation Trust Company. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

         1.2 Principal Office. The principal office of the Corporation need not be identical with the registered office, and may be changed from time to time as the Board of Directors may determine.

                            ARTICLE II. Stockholders.

         2.1 Annual Meetings. The annual meeting of the Stockholders shall be held on the first day of April in each year, commencing in 1998, at 10:00 o'clock A.M. local time or on such other date and at such other times within any particular calendar yew as the Board of Directors may determine. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the annual meeting has not been held during a calendar year, any Stockholder may call such meeting by following the procedure set forth in Section 2.2 hereof.

                  At the annual meeting, the Stockholders shall elect Directors for the ensuing year and may transact such other business as may properly come before the meeting.

         2.2 Special Meetings. Special meetings of the Stockholders may be called at any time by the Chief Executive Officer, or by the Board of Directors, or by the Stockholders entitled to cast at least one-fifth (1/5) of the votes which all Stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of the meeting to be held not more than sixty
(60) days after receipt of the request and give due notice thereof to the Stockholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.

         2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of the Stockholders. If no designation is made by the Board of Directors, the place of meeting shall be at the registered office of the Corporation in the State of Delaware.


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         2.4 Notice of Meeting. Written notice shall, unless otherwise provided by statute, be given to Stockholders entitled to vote at the meeting who are Stockholders as of the record date as provided in Section 2.6 hereof, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address of the Stockholder appearing on the books of the Corporation, or supplied by the Stockholder to the Corporation for the purpose of notice. Such notice shall state the place, date and hour of the meeting. When required by these By-Laws or by statute such notice shall also state the general nature of the business to be transacted.

         2.5 Sufficiency of Notice. Any notice required hereunder shall be deemed to have been given to the person entitled thereto (a) if sent by mail, when deposited in the United States mail, post prepaid, or (b) when lodged with a telegraph office for transmission with charges prepaid, or (c) when delivered personally.

                  Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express and stated purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         2.6 Record Date. The Board of Directors may fix a record date for purposes of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof. That record date (i) may not precede the date upon which the resolution fixing the record date is adopted, and (ii) it can not be more than sixty days, nor less than ten days preceding the meeting for which the record date is set.

                  In the event that the Board of Directors is fixing a record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, the record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record dated was so adopted.

                  In order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty days prior to such action.

                  If no record date is fixed:


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                  (a) The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, provided however, that the Board of Directors may fix a new record date for an adjourned meeting.

                  (b) The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, WHEN NO PRIOR ACTION BY THE BOARD OF DIRECTORS IS REQUIRED BY STATUTE, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation or its agent having custody of the corporate record book.

                  (c) The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, WHEN PRIOR ACTION BY THE BOARD OF DIRECTORS IS REQUIRED BY STATUTE, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (d) The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  2.7 Voting List. The officer or agent having charge of the transfer book for shares of the Corporation shall make and certify, at least ten
(10) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting or any adjournment therefore, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held and shall be subject to inspection by any Stockholder for any purpose germane to the meeting at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original stock ledger transfer book shall be prima facie evidence as to who are the Stockholders entitled to examine such list or stock ledger or transfer books, or to vote, in person or by proxy, at any meeting of the Stockholders.

         2.8 Quorum. Except as otherwise required by Law, the presence of Stockholders, in person or by proxy, entitled to cast at least a majority of the votes which all Common Stockholders (plus such other Stockholders who may from time to time be entitled to vote with the holders of Common Shares) are entitled to cast shall constitute a quorum.


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With respect to the consideration of any particular matter as to which the
Stockholders of any class or series shall be entitled to cast a vote separate from the vote of the Common Stockholders, the presence of Stockholders, in person or by proxy, entitled to cast at least a majority of the votes which all such class or series of Stockholders are entitled to cast on such particular matter shall constitute a quorum of such class or Series of Stockholders for the purpose of considering such matters. The Stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

                  If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, When a meeting called for the election of Directors has been once adjourned because a quorum had not attended, those Stockholders entitled to vote in the election of Directors who attend the second of such adjourned meetings, although less than a quorum as fixed in these By-Laws or in the Certificate of Incorporation or by statute, shall nevertheless constitute a quorum for the purpose of electing Directors.

         2.9 Acts of Stockholder. Unless a greater or different vote shall be required as to a particular matter by the Certificate of Incorporation or by these By-Laws or by applicable statute, an act authorized by the vote of a majority of those Common Shares (plus such other shares which may from time to time be entitled to vote with the Common Shares) present in person or by proxy at a duly organized meeting shall be the act of the Stockholders.

         2.10 Adjournment. Adjournment or adjournments at any annual or special meeting may be taken as may be directed by a majority of votes cast by the Stockholders present in person or by proxy entitled to cast the votes which the Common Stockholders (plus such other Stockholders who shall at the time be entitled to vote with the holders of Common Shares on the matters to be considered at the meeting), may cast. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which such adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.11 Proxies. At all meetings of Stockholders, a Stockholder entitled to vote on a particular matter may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the Stockholder, or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. The Secretary may treat any proxy delivered to him as valid, unless before the vote is counted or the authority is exercised, written notice of


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any invalidity, together with such supporting information as shall enable a judgment to be rendered, is given to the Secretary.

         2.12 Voting Rights. Unless otherwise provided in the Certificate of Incorporation or in a duly filed statement establishing the rights of classes or series, only the holders of Common Stock shall be entitled to vote at a meeting of the Stockholders, and every Stockholder having the right to vote shall be entitled to one vote for every share of Common Stock standing in his name on the books of the Corporation.

         2.13 Nomination of Directors. Nominations for election to the office of Director at an annual or special meeting of Stockholders shall be made by the Board of Directors, or by the Executive Committee, or by petition in writing delivered to the Secretary of the Corporation not fewer than thirty-five (35) days prior to such Stockholders' meeting, signed by the holders of at least one percent (1%) of the Stockholders' shares entitled to be voted in the election of Directors. Unless nominations shall have been made as aforesaid, they shall not be considered at such Stockholders' meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Director at such meeting, or unless persons duly nominated shall have failed to be elected at such meeting and the persons elected as Directors shall be fewer than the number of persons to be elected to the office of Director at such meeting, in which events nominations may be made at the Stockholders meeting by any person entitled to vote in the election of directors.

         2.14 Election by Ballot. The election of Directors shall be by written ballot.

         2.15 Judges of Election. In advance of any meeting of Stockholders, the Board of Directors may appoint Judges of Election, who need not be Stockholders, to act at such meeting or any adjournment thereof. The number of Judges shall be one or three, the Judges of Election shall determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; hear and determine all challenges and questions arising in connection with the right to vote; receive, count and tabulate all votes or ballots, and determine the result; and do such other acts as may be necessary and proper to conduct the election or vote with fairness to all Stockholders. On request of the Chairman of the Meeting, or of any Stockholder or his proxy, the Judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision and/or certificate of all. Any report or certificate made by the Judges of Election shall be prima facie evidence of the facts stated therein.

         2.16 Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting without prior notice and without a vote, if a consent in writing setting forth the


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action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and separately dated at the time of signing by each such Stockholder. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

         2.17 Cumulative Voting. At each election for Directors, every Stockholder shall have one vote for each share of stock owned by such Stockholder, or, if the certificate of incorporation so provides, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the aggregate number of such Stockholder's votes shall equal, or to distribute the votes on the same principle among as many candidates as the Stockholder may see fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

                         ARTICLE III. Board of Directors

         3.1 Number, Tenure and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors, one or more in number, as may be determined by the Board of Directors from time to time, who shall be natural persons of full age who need not be residents of the State of Delaware and who need not be Stockholders in the Corporation. Each Director shall hold office until the next succeeding annual meeting, or until his successor shall have been elected and shall qualify.

         3.2 Powers and Authorization. In addition to the powers and authority by these By-Laws expressly conferred, the Board of Directors may exercise all of the powers of the Corporation and do all lawful acts not by statute or by the Certificate or by those By-Laws directed or required to be exercised or done only by the Shareholders. The Board shall have the power to delegate any of the powers exercised or exercisable by the Board to any standing or special committee, or to any officer or agent, or to appoint any person to be the agent of the Corporation, with such powers, including the power to subdelegate, and upon such terms as the Board shall deem appropriate.

         3.3 Meetings. Meetings of the Board of Directors shall be held at such times and places, either within or without the State of Delaware, as may be fixed by Resolution of the Board, or by the Chief Executive Officer, or upon written demand of any two Directors.

         3.4 Notice. Notice of a meeting of Directors or of any Committee of the Board of Directors shall be delivered at least one day prior to such meeting by oral, telegraphic or written notice. If mailed, such notice shall be deemed to be delivered on the second day following the day deposited in the United States mail, addressed to the Director at his business address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered on the day the telegram is delivered prepaid to the telegraph


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company, addressed to the Director at his business office. Notice of a meeting need only state the place, day and hour of the said meeting.

                  A Director may waive notice of any meeting in a writing signed either before or after the time stated. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         3.5. Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

                  Directors shall be deemed present at a meeting of the Board of Directors if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other.

                  The act of the majority of these Directors voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.6 Unanimous Consent. Any action which may be taken at the meeting of the Directors, or by action of the members of the Executive Committee or by the members of any other committee appointed by the Board, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

         3.7 Compensation. Directors as such need not receive any compensation for their services. By Resolution of the Board, a stated salary may be fixed for the Directors, or a fixed sum for and expenses of, attendance may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a member of a committee or an officer or in any other capacity and receiving compensation therefor.

         3.8 Committees of the Board. The Board may, by Resolution adopted by a majority of the whole Board, delegate two or more of its number to constitute an Executive Committee, which, unless otherwise provided in such Resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board may by Resolution adopted by a majority of the whole Board delegate two or more of its members to act as a committee to exercise all power and authority which the Board might exercise in matters as to which the committee is authorized to act.


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                  The presence in person or as hereafter provided of one-half
(1/2) of the members of the Executive Committee or any other Committee shall constitute a quorum for the transaction of business at any meeting of such Committee, and the act of a majority of those members of such Committee voting at a meeting at which a quorum is present shall be the act of the Committee. Members of the Executive Committee or any other Committee shall be deemed as being present at a meeting of such Committee if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other. In the absence or disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         3.9 Removal of Directors. Any individual Director may be removed from office with cause by the vote of Stockholders entitled to cast at least a majority of the votes which all Stockholders would be entitled to cast at any annual election of Directors; provided, however, that if the certificate of incorporation provides for the cumulation of votes in the election of Directors, such removal shall not occur if the votes of a sufficient number of shares are cast against the Resolution for his rem oval which if cumulatively voted at an annual meeting of Directors would be sufficient to elect one or more Directors.

                  The entire Board of Directors may be removed from office without assigning any cause by the vote of Stockholders entitled to cast at least a majority of the votes Stockholders would be entitled to cast at any annual election of Directors.

         3.10 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board though less than a quorum. A Director elected to fill a vacancy shall be a Director until a successor is elected by the Shareholders, who may make such election at the next annual meeting of the Shareholders or any special meeting duly called for that purpose and held prior thereto.

                              ARTICLE IV. Officers

         4.1 Executive Officers. The Executive Officers of the Corporation shall be chosen by the Directors and shall be a Chief Executive Officer, Secretary, and Treasurer. The Board of Directors may also choose a Chairman of the Board, a President, one or more Vice Presidents and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

         4.2 Qualifications. Any number of offices may be held by the same person. The Chief Executive Officer, the President and the Vice President, if any, and Secretary


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shall be natural persons of full age. The Treasurer, if a natural person, shall be of MI age. It shall not be necessary for the officers to be Directors.

         4.3 Salaries. The salaries of the Chief Executive Officer, any Chairman of the Board, President and Vice Presidents, the Secretary and the Treasurer of the Corporation shall be fixed by the Board of Directors.

         4.4 Term of Office; Removal. The officers of the Corporation shall hold office for one year and until their successors are chosen and qualify.

                  Notwithstanding the foregoing, every officer and agent may be removed at any time by the Board of Directors, without assigning any cause therefor.

         4.5 Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Stockholders and Directors at which he is present. He shall advise the Chief Executive Officer and other officers of the Corporation on matters of general policy and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

         4.6 Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation, in the absence of the Chairman of the Board, shall preside at all meetings of the Stockholders and of the Board of Directors; he shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the Corporation. He shall execute bonds, mortgages and other contracts requiring a seal,under the seal of the Corporation. He shall be ex-officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have the power to appoint and discharge, subject to the approval of the Directors, employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name and behalf of the Corporation and while the Directors and Executive Committee are not in session, he shall have general management and control of the business and affairs of the Corporation; he shall see that the books, reports, statements and certificates required by the statute under which the Corporation is organized or any other laws applicable thereto are properly kept, made, and filed according to law; he shall generally do and perform all acts incident to the office of President of a corporation, or which are authorized or required by law.

         4.7 Duties of the President. He shall advise the Chief Executive Officer and other officers of the Corporation on matters of general policy and shall perform such other duties as may be assigned to him from time to time by the Chief Executive Officer and the Board of Directors.


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         4.8 Duties of Vice Presidents. Any Vice Presidents chosen by the Board shall be executive officers of the Corporation who shall assist the Chairman of the Board and the Chief Executive Officer and have such powers and duties as may be assigned from time to time by resolution of the Board of Directors, the Chief Executive Officer or Chairman of the Board. The Board of Directors may elect a senior Vice President to assist the Chairman of the Board and Chief Executive Officer in carrying out their duties, in supervising the activities and personnel of the Corporation, and generally to perform such functions as may be designated by the Chief Executive Officer, and the Chairman of the Board.

         4.9 Duties of Secretary. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board or Chief Executive Officer affix the same to any instrument requiring it.

         4.10 Duties of Assistant Secretary. In the absence of the Secretary or when the Board of Directors or Chief Executive Officer determines that it would be inconvenient for the Secretary to carry out his duties, the Assistant Secretary shall perform the duties of the Secretary, as directed by the Board of Directors or Chief Executive Officer.

         4.11 Duties of the Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of an indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquittances for money paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in the books of the Corporation to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation and, whenever required by the Chief Executive Officer or the Directors, he shall render to the Chief Executive Officer and Board of Directors, at the regular meetings of the Board, or whenever they may require it, a statement of his cash accounts and an account of all his transactions as Treasurer and of the financial condition of the Corporation; he shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation; he shall, unless otherwise determined by the Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock securities of the Corporation; and he shall perform all the other duties incident to the office of Treasurer of a corporation. He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.


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         4.12 Vacancies. If the office of any officer or agent one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office at the pleasure of the Board.

                           ARTICLE V. Indemnification.

         Each person who is, has been, or shall hereafter be, a director or officer of the Corporation, or who is serving, may have served, or shall serve at its request as a director or officer of another corporation, shall be indemnified by the Corporation to the fullest extent to which indemnification is permitted by subsections (a) through (i) of Section 145 of the Delaware General Corporation Law.

         The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to at law or agreement or otherwise.

                  ARTICLE VI. Corporate Records and Statement.

         6.1 Records. There shall be kept by the Corporation, either within or without the State of Delaware, a record of the proceedings of the Stockholders and of the Directors, and its By-Laws, including all amendments or alterations thereto to date. An original or duplicate share register shall be kept at either the registered office, or at the office of its transfer agent or registrar, giving the names of the Stockholders, their respective addresses, and the number and classes of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or its principal place of business.

         6.2 Annual Statement. The Chief Executive Officer and Board of Directors shall present at each annual meeting of Stockholders such statement of the business and affairs of the Corporation for the preceding year as they shall deem appropriate. Upon written request of any Stockholder, the Corporation shall mail to such Stockholder its balance sheet as at the end of the preceding fiscal year, and its profit and loss statements for such fiscal year. Such statements shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a Certified Public Accountant.

            ARTICLE VII. Share Certificates, Transfer of Stock, Etc.

         7.1 Issuance. The Board of Directors shall have the power, by Resolution duly adopted, to issue from time to time, in whole or in part, the kinds or classes of shares authorized in the Certificate of Incorporation.

                  Share certificates shall bear the signature of the Chairman, the Vice Chairman, die President or any Vice President, and the Secretary, any Assistant Secretary, the


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Treasurer or any Assistant Treasurer, and the corporate seal, which may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar, the signature of such officers upon such certificate may be a facsimile, engraved or printed.

         7.2 Transfers of Shares. Transfer of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer need be made inconsistent with the provisions of the Uniform Commercial Code or other applicable Federal, State or Local Law.

                  No transfer or assignment shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact, until such transfer or assignment is registered on the books of this Corporation.

         7.3 Absolute Owner. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

         7.4 Lost Destroyed or Mutilated Certificates. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                     ARTICLE VIII. Miscellaneous Provisions.

         8.1 Signatures on Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         8.2 Securities of Other Corporations. The Chief Executive Officer, or the Secretary, shall have full power to vote, appoint proxies, or otherwise perform any act as a Stockholder with respect to any shares or other securities of any Corporation owned by this Corporation, including the power to sell, convert, exchange, pledge or encumber such securities.

         8.3 Fiscal Year. The fiscal year shall be such date as shall be determined by the Board of Directors.

                             ARTICLE IX. Amendments.

         9.1 These By-Laws may be altered, amended or repealed by a majority of the members of the Board of Directors, or by a majority of those Common Shares (plus such


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other shares as may then be entitled to vote with the Common Shares) present in person or by proxy at any regular or special meeting duly organized.



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